Exhibit (c)(4)

Presentation to the Conflicts and Audit Committee of the Board of Directors of the General Partner of Port Arthur and the Special Committee of the Board of Directors of Round Rock Proposed Transaction August 8, 2014 / Confidential Jefferies LLC Member SIPC Project Fusion

Disclaimer The following pages contain materials provided to the Conflicts and Audit Committee of the Board of Directors of the General Partner of Port Arthur and the Special Committee of the Board of Directors of Round Rock (the “Committees”) by Jefferies LLC (“Jefferies”) in connection with Irving’s proposed acquisition of Port Arthur, Round Rock and Elgin. These materials were prepared on a confidential basis in connection with our oral presentation to the Committees and not with a view toward complying with the disclosure standards under state or federal securities laws. These materials are solely for the use of the Committees and may not be used for any other purpose without Jefferies’ prior written consent. The information contained in this presentation is based solely on publicly available information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information. These materials are necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. Jefferies assumes no obligations to update or otherwise revise these materials. Jefferies does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies and Port Arthur and Round Rock mutually agree that, subject to applicable law, Port Arthur and Round Rock may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related thereto, without Jefferies imposing any limitation of any kind. i

Table of Contents Transaction Overview 1 Market Update 7 Relative Valuation Analysis 18 Appendix ii

Transaction Overview 1

Summary of Negotiations

Deal Chronology

	Date	Event	Description
1	7/17	Irving's Proposal	▪ 10% premium to $82.35 / unit Port Arthur price on 7/16[(1)] ▪ 2.1624x Port Arthur exchange ratio plus $10.77 / unit ▪ 2.4542x Round Rock exchange ratio
2	7/30	Port Arthur's Counter	▪ Fix equity-for-equity exchange ratio at 2.1624x (no re-openers based on intervening trading) ▪ Add $1 / unit of cash to Port Arthur deal (from $10.77 to $11.77) ▪ 2.4813x Round Rock exchange ratio ▪ Add cash / stock election to Port Arthur deal ▪ Maximum all-in Elgin exchange ratio of 1.02556x (including $4.65 / unit)
3	7/31	Irving's Counter to Counter	▪ Increase Port Arthur exchange ratio to 2.1889x plus $10.77 / unit ▪ 2.4807x Round Rock exchange ratio ▪ Cash / stock election subject to proration solving for total cash of $4 billion ▪ No assurance as to maximum Elgin exchange ratio
4	8/5 morning	Elgin Bump	▪ Elgin's exchange ratio improved to 0.9451x plus $4.65 / unit
5	8/5 afternoon	Port Arthur's Reaction	▪ Requested improvement of Port Arthur's exchange ratio to 2.1973x plus $10.77 / unit to maintain relative ownership
6	8/5 evening	Final Resolution	▪ Port Arthur: 2.1931x plus $10.77 / unit[(2)] ▪ Round Rock: 2.4849x ▪ Elgin: 0.9451x plus $4.65 / unit

(1) Irving proposed to acquire Round Rock at $90.59, representing a 14.6% premium.
(2) The latest draft of the merger agreement allows unitholders to elect all-cash or all-stock consideration, subject to proration solving for cash consideration of $4 billion payable in the Port Arthur and Elgin mergers.

Jefferies LLC / August 2014 2

Jefferies

Relative Ownership Evolution

($Millions, except per unit values)

Side-by-Side Pro Forma Ownership Analysis

	Port Arthur / Round Rock	Elgin	Irving	Pro Forma Combined	% Contribution PA / RR	% Contribution Elgin	% Contribution Irving
Final Resolution	$ 43,757	$ 5,861	$ 45,706	$ 95,324	45.9035%	6.1488%	47.9477%
Port Arthur's Reaction	43,838	5,861	45,705	95,404	45.9495%	6.1436%	47.9068%
Elgin Bump	43,676	5,861	45,706	95,244	45.8570%	6.1540%	47.9883%
Irving's Counter to Counter	43,676	5,670	45,707	95,053	45.9495%	5.9647%	48.0857%
Port Arthur's Counter	43,166	5,791	45,711	94,667	45.5974%	6.1171%	48.2855%
Irving's Proposal	43,166	5,791	45,711	94,667	45.5974%	6.1171%	48.2855%



Exchange Ratios:
2.1931x + $10.77
All-in Implied: 2.4849x
0.9451x + $4.65
All-in Implied: 1.0711x
6
Final Resolution
47.9477%
45.9035%
6.1488%
Exchange Ratios:
2.1973x + $10.77
All-in Implied: 2.4891x
0.9451x + $4.65
All-in Implied: 1.0711x
5
Port Arthur's Reaction
47.9068%
45.9495%
6.1436%
Exchange Ratios:
2.1889x + $10.77
All-in Implied: 2.4807x
0.9451x + $4.65
All-in Implied: 1.0711x
4
Elgin Bump
47.9883%
45.8570%
6.1540%
Exchange Ratios:
2.1889x + $10.77
All-in Implied: 2.4807x
0.9337x + $4.65
All-in Implied: 1.0598x
3
Irving's Counter to Counter
48.0857%
45.9495%
5.9647%
Exchange Ratios:
2.1624x + $11.77
All-in Implied: 2.4813x
0.9337x + $4.65
All-in Implied: 1.0598x
2
Port Arthur's Counter
48.2855%
45.5974%
6.1171%
Exchange Ratios:
2.1624x + $10.77
All-in Implied: 2.4542x
0.9337x + $4.65
All-in Implied: 1.0598x
1
Irving's Proposal
48.2855%
45.5974%
6.1171%
0%
25%
50%
75%
100%
Irving
PA / RR
Elgin

Source: Projections from Irving Management.

Note: Pro forma ownership calculated as pro forma Irving shares held by respective entities' previous holders, multiplied by implied Irving share price following transaction; implied Irving share price following transaction based on assumed $2.00 pro forma distribution and 4.50% yield per Irving Management guidance; pro forma ownership based on equity portion of consideration for each entity and excludes cash consideration.

Jefferies LLC / August 2014

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Side-by-Side Pro Forma Contribution Analysis Relative Contribution Analysis ($Millions) Source: Projections from Irving Management. Note: Implied pro forma ownership interest based on transaction structure currently contemplated; pro forma ownership based on equity portion of consideration for each entity and excludes cash consideration Relative EBITDA Contribution Analysis Implied Interest Based on EBITDA Contribution 4 Pro Forma Implied Interest Based Port Arthur / Pro Forma % Contribution Combined on EBITDA Contribution Actual Interest vs. Implied Round Rock Elgin Combined PA / RR Elgin Ownership PA / RR Elgin PA / RR Elgin Implied Pro Forma Ownership 45.9035% 6.1488% 52.0523% Projected EBITDA 45.9035% 6.1488% 2015E 6,561 $ 1,240 $ 7,801 $ 84.1085% 15.8915% 52.0523% 43.7804% 8.2719% 2.1231% (2.1231%) 2016E 7,491 1,249 8,740 85.7066% 14.2934% 52.0523% 44.6123% 7.4400% 1.2912% (1.2912%) 2017E 8,191 1,441 9,633 85.0392% 14.9608% 52.0523% 44.2649% 7.7874% 1.6386% (1.6386%)

Exchange Ratio and Implied Premiums Analysis

($Millions, except per unit / share values)

Proposed Transaction Overview

Port Arthur Implied Transaction Price Calculation		
Cash Consideration:		
Total Cash Consideration	$	3,353
Port Arthur Public Units Outstanding at Transaction		311.2
Cash Consideration per Unit	**$**	**10.77**
Equity Consideration:		
Irving Share Price (as of 08/07/14)	$	35.37
Exchange Ratio for Non-Cash (Equity) Portion		2.1931x
Implied Value of Non-Cash (Equity) Portion	**$**	**77.57**
Total Implied Value of Offer per Port Arthur Unit	$	88.34
Irving Share Price (as of 08/07/14)	$	35.37
Total Implied Exchange Ratio		**2.4976x**
Port Arthur Unit Price (as of 08/07/14)	$	79.98
% Premium / (Discount)		*10.5%*
Round Rock Implied Transaction Price Calculation		
Equity Consideration:		
Exchange Ratio		2.4849x
Irving Share Price (as of 08/07/14)		35.37
Round Rock Implied Purchase Price Per Share	**$**	**87.89**
Round Rock Share Price (as of 08/07/14)	$	75.99
% Premium / (Discount)		*15.7%*

Port Arthur Multiples Analysis	Metric	Price		Offer Price $ 88.34
Premium / (Discount) to Port Arthur:	Price (as of 08/07/14)	$	79.98	10.5%
	30-Day Avg. Unit Price		82.06	7.7%
	60-Day Avg. Unit Price		81.33	8.6%
	90-Day Avg. Unit Price		79.74	10.8%
	52-Week High		84.50	4.5%
	52-Week Low		72.22	22.3%

Source: Capital IQ and Irving Management; as of 08/07/14.

Jefferies LLC / August 2014

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Side-by-Side Analysis Summary Market Data Source: Public filings, Capital IQ, Wall Street Research and Irving Management projections. Note: Irving valued on a consolidated basis. (1) Implied value of GP equity based on 2014E distributions to GP capitalized at the current LP yield. ($Millions, except per unit / share values) 6 Port Arthur Irving Elgin Round Rock Current At Offer Price At Offer Price At Offer Price Port Arthur Unit Price (as of 08/07/14) 79.98 $ 88.34 $ 35.37 $ 38.08 $ 87.89 $ % Premium to Current 10.5% 14.0% 15.7% Round Rock Price (as of 08/07/14) 75.99 $ 87.89 $ % Premium to Current 15.7% LP Equity Value 36,404 $ 40,729 $ 36,608 $ 8,800 $ 11,538 $ Implied GP Value (1) 27,906 $ 27,906 $ NA 3,395 $ 27,906 $ Total Equity Value 64,310 $ 68,635 $ 36,608 $ 12,195 $ 39,445 $ Net Debt, Preferred & Non-Controlling Interest 22,419 $ 22,419 $ 52,716 $ 4,741 $ - $ Total Enterprise Value 86,729 $ 91,054 $ 89,324 $ 16,936 $ 39,445 $ Implied Multiples TEV / EBITDA 2014E 14.6x 15.3x 31.4x 14.1x NA 2015E 13.2x 13.9x 29.4x 13.7x NA Price / LP Distributable Cash Flow 2014E 14.4x 15.9x 20.6x 14.5x 15.8x 2015E 14.0x 15.4x 19.2x 14.5x 15.3x LP Distributions / Price Current 7.0% 6.3% 4.9% 6.8% 6.3% 2014E 7.0% 6.3% 4.9% 6.8% 6.3% 2015E 7.3% 6.6% 5.2% 6.8% 6.6%

Market Update 7

3-Year Relative Performance

As of August 7, 2014



200%
175%
150%
125%
100%
75%
Aug-11
Feb-12
Aug-12
Feb-13
Aug-13
Jan-14
Jul-14
Round Rock: 69%
Irving: 49%
Port Arthur: 24%
Elgin: 4%
Port Arthur
Irving
Round Rock
Elgin
1
2
3
4
5
6
7
8
9

1. **October 16, 2011:** Irving announced definitive agreement to acquire Elgin's C-Corp parent for approximately $38 billion in total consideration
2. **February 24, 2012:** Agreed to sell upstream business of Elgin's C-Corp parent to affiliates of Apollo Global Management and Riverstone Holdings for $7 billion
3. **April 25, 2012:** Port Arthur announced an agreement to purchase KKR's 50% interest in a JV that owns Altamont midstream assets in Uinta and the Camino Real Gathering System in the Eagle Ford for $300 million
4. **June 6, 2012:** Irving announced that it priced a public offering of 63,000,000 shares at $31.88 per share
5. **November 13, 2012:** Port Arthur closes the sale of KMIGT, Trailblazer Pipeline, the Casper-Douglas natural gas processing and West Frenchie Draw treating facilities in Wyoming, and the Company's 50% interest in the Rockies Express Pipeline to Tallgrass Energy Partners for ~$3 billion
6. **January 29, 2013:** Port Arthur announced an agreement to acquire all of Copano's outstanding units for $5 billion in a 100% unit for unit transaction
7. **August 7, 2013:** Port Arthur and MarkWest Utica EMG announced an agreement to form a midstream JV for two projects in the Utica and Marcellus Shales in Ohio, Pennsylvania and West Virginia
8. **December 23, 2013:** Port Arthur announced the acquisition of American Petroleum Tankers and State Class Tankers from Blackstone and Cerberus for $962 million in cash
9. **March 26, 2014:** Port Arthur announced that it will invest ~$1 billion to build and operate the new Lobos Pipeline, a 213-mile, 16-inch diameter pipeline for CO_2 transport from Arizona to New Mexico

Source: Capital IQ and Company press releases.

Jefferies LLC / August 2014

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 Port Arthur LTM Unit Price History LTM August 7, 2014 Source: Capital IQ. 9 Average Unit Price LTM 180-day 90-day 60-day 30-day 52-week high 52-week low $79.29 $77.77 $79.74 $81.33 $82.06 $84.50 $72.22

Percentage of Units Traded LTM Percentage of Units Traded Last Six Months Port Arthur Trading Volume and Price Analysis LTM Total Units Traded: 319.7 Million Average Daily Volume: 1.3 Million Source: Capital IQ. LTM August 7, 2014 Last Six Months Total Units Traded: 175.3 Million Average Daily Volume: 1.4 Million 10

Irving LTM Share Price History LTM August 7, 2014 Source: Capital IQ. 11 Average Share Price LTM 180-day 90-day 60-day 30-day 52-week high 52-week low $34.72 $33.92 $35.33 $36.11 $36.62 $37.93 $30.96

Percentage of Shares Traded Last Six Months Percentage of Shares Traded LTM Irving Trading Volume and Price Analysis LTM Total Shares Traded: 1,503.6 Million Average Daily Volume: 6.0 Million Source: Capital IQ. LTM August 7, 2014 Last Six Months Total Shares Traded: 742.3 Million Average Daily Volume: 5.9 Million 12

Wall Street Views Port Arthur Wall Street Views ($Millions, except per unit values) Source: Bloomberg Financial. Unit price of $79.98 as of August 7, 2014. 13 Price at Price Price at Report as Current Price as Date of Report Firm Recommendation Report Target % of Target % of Target (1) 08/07/14 Jefferies Hold 79.98 $ 81.00 $ 98.7% 98.7% 07/21/14 RBC Capital Markets Sector Perform 83.53 83.00 100.6% 96.4% 07/18/14 Argus Research Buy 82.64 93.00 88.9% 86.0% 07/17/14 Credit Suisse Outperform 82.42 92.00 89.6% 86.9% 07/17/14 Simmons & Company Overweight 82.42 92.00 89.6% 86.9% 07/17/14 Barclays Overweight 82.42 89.00 92.6% 89.9% 06/20/14 UBS Buy 80.25 85.00 94.4% 94.1% Average 87.86 $ 93.5% 91.3% Offer Price 88.34 $

Wall Street Views Irving Wall Street Views Source: Bloomberg Financial. Stock price of $35.37 as of August 7, 2014. ($Millions, except per share values) 14 Price at Price Price at Report as Current Price as Date of Report Firm Recommendation Report Target % of Target % of Target (1) 08/07/14 Jefferies Hold 35.37 $ 36.00 $ 98.3% 98.3% 07/22/14 RBC Capital Markets Outperform 37.65 40.00 94.1% 88.4% 07/17/14 Goldman Sachs Buy 36.81 45.00 81.8% 78.6% 07/17/14 Credit Suisse Outperform 36.81 41.00 89.8% 86.3% 07/17/14 Raymond James Outperform 36.81 38.00 96.9% 93.1% 07/17/14 Simmons & Company Overweight 36.81 41.00 89.8% 86.3% 07/17/14 Barclays Overweight 36.81 39.00 94.4% 90.7% 06/20/14 UBS Buy 36.03 38.00 94.8% 93.1% Average 39.75 $ 92.5% 89.3% Current Price (As of 08/07/14) 35.37 $

LTM Unit / Share Price Performance 6-Month Unit / Share Price Performance 3-Month Unit / Share Price Performance Relative Unit Performance Source: Capital IQ. Alerian MLP: 11% Irving: (7%) Elgin: (20%) As of August 7, 2014 Round Rock: 3% Port Arthur: (3%) Alerian MLP: 7% Irving: 4% Elgin: 6% Round Rock: 4% Port Arthur: 0% Alerian MLP: 1% Irving: 8% Elgin: (1%) Round Rock: 7% Port Arthur: 7% 15

3-Year Unit / Share Price Comparison Port Arthur / Round Rock Price Comparison Source: Capital IQ. Represents R2 of daily percent change in value of Port Arthur to daily percent change in value of Round Rock. As of August 7, 2014 R² = .80(1) 16

Comparable Trading Metrics Comparable Midstream Yield Analysis Source: Capital IQ. Note: Pricing as of 08/07/14; represents consolidated entities. Irving implied valuation based on pro forma structure and Irving Management projections; assumed 4.5% yield. 17 Irving Irving Current Pro Forma (1) EPD WMB SE Market Capitalization 36,608 $ 95,324 $ 69,858 $ 40,631 $ 26,675 $ Consolidated Enterprise Value 89,324 $ 136,140 $ 88,213 $ 60,120 $ 41,887 $ Distributed Cash Flow Yield Current 4.9% 4.5% 3.9% 3.1% 3.4% 2015E 5.2% 4.5% 4.2% 3.9% 3.7% 2016E 5.6% 5.0% 4.6% 4.7% 4.0% 2017E 5.8% 5.4% 5.0% 5.0% 4.2% '14E - '17E Distribution Growth Rate 8.2% 10.0% 6.6% 15.7% 7.0%

Relative Valuation Analysis 18

Port Arthur – Historical Standalone Distributed Cash Flow Growth Source: Public filings, presentations and Irving Management projections. Irving – Historical Standalone 2011 – 2013 CAGR: 15.5% 2011 – 2013 CAGR: 7.5% Port Arthur – Projected Standalone Irving – Projected Standalone 2013A – 2018E CAGR: 6.7% 2013A – 2018E CAGR: 5.5% 19

Port Arthur Financial Information

($Millions, except per unit values)

Port Arthur – Management Financial Projections

	Year-End								
	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Adjusted EBITDA	$ 6,561	$ 7,491	$ 8,191	$ 9,546	$ 10,023	$ 10,524	$ 11,050	$ 11,603	$ 12,183
(-) Interest Expense	$ (1,159)	$ (1,373)	$ (1,487)	$ (1,932)	$ (1,977)	$ (2,021)	$ (2,062)	$ (2,100)	$ (2,135)
(-) Maintenance Capital Expenditures	(454)	(466)	(478)	(489)	(501)	(526)	(553)	(580)	(609)
(-) Other	(77)	(98)	(102)	(106)	(106)	(106)	(106)	(106)	(106)
Distributable Cash Flow	**$ 4,871**	**$ 5,554**	**$ 6,124**	**$ 7,018**	**$ 7,439**	**$ 7,871**	**$ 8,330**	**$ 8,817**	**$ 9,333**
Coverage Ratio	0.98x	0.99x	0.99x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x
Distributed Cash Flow	**$ 4,995**	**$ 5,617**	**$ 6,193**	**$ 7,047**	**$ 7,469**	**$ 7,904**	**$ 8,365**	**$ 8,854**	**$ 9,373**
(-) GP Distributed Cash Flow	$ (2,173)	$ (2,497)	$ (2,791)	$ (3,205)	$ (3,409)	$ (3,626)	$ (3,856)	$ (4,100)	$ (4,358)
LP Distributed Cash Flow	**$ 2,823**	**$ 3,120**	**$ 3,402**	**$ 3,842**	**$ 4,060**	**$ 4,278**	**$ 4,509**	**$ 4,754**	**$ 5,015**
Weighted Avg. Cash Pay Units Outstanding (MM)	484	505	527	552	583	597	611	627	644
LP Distributable Cash Flow / Unit	$ 5.73	$ 6.15	$ 6.43	$ 6.95	$ 6.96	$ 7.16	$ 7.37	$ 7.57	$ 7.77
LP Distributed Cash Flow / Unit	5.83	6.18	6.46	6.96	6.97	7.17	7.37	7.58	7.78
Distribution per Unit – % Growth	*4.5%*	*6.0%*	*4.5%*	*7.7%*	*0.1%*	*2.9%*	*2.8%*	*2.8%*	*2.7%*

Source: Irving Management projections.

Jefferies LLC / August 2014

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Jefferies

Irving – Management Financial Projections Irving Financial Information Source: Irving Management projections. ($Millions, except per unit values) 21 Year-End 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E Port Arthur Cash Flow GP Interest 2,173 $ 2,497 $ 2,791 $ 3,205 $ 3,409 $ 3,626 $ 3,856 $ 4,100 $ 4,358 $ Port Arthur Unit Distributions 161 171 178 192 192 198 204 209 215 Round Rock Distributions 96 102 107 115 115 118 122 125 129 Total Port Arthur Cash Flow 2,430 $ 2,770 $ 3,076 $ 3,512 $ 3,716 $ 3,943 $ 4,182 $ 4,434 $ 4,701 $ Elgin Cash Flow GP Interest 239 $ 247 $ 290 $ 306 $ 335 $ 363 $ 394 $ 425 $ 459 $ Elgin Unit Distributions 241 241 253 258 267 275 283 292 300 Total Elgin Cash Flow 481 $ 488 $ 544 $ 564 $ 601 $ 638 $ 677 $ 717 $ 759 $ Plus: Other Cash Flow 160 $ 143 $ 153 $ 153 $ 153 $ 153 $ 153 $ 153 $ 153 $ Less: Other Corporate Expenditures (1,163) (1,286) (1,584) (1,878) (1,963) (2,056) (2,154) (2,258) (2,367) Total Cash Available for Distribution 1,908 $ 2,115 $ 2,189 $ 2,352 $ 2,508 $ 2,678 $ 2,857 $ 3,047 $ 3,247 $ Irving Declared Dividend per Share $1.84 $2.00 $2.07 $2.22 $2.36 $2.52 $2.69 $2.87 $3.06 Distribution per Share -- % Growth 7.1% 8.4% 3.5% 7.3% 6.6% 6.8% 6.7% 6.6% 6.6%

Summary of Valuation Methodologies Jefferies’ approach to analyzing the Exchange Ratios to be used in the Mergers of Irving / Port Arthur and Irving / Round Rock entail several standard and customary analyses, including, but not limited to, the following: Selected Public Entities Analysis, a method of valuing an entity relative to publicly-traded entities with similar products or services, similar operating or financial characteristics, or similar customers or markets Discounted Cash Flow (“DCF”) Analysis, a method of valuing an entity relative to the estimated present value of future cash flows Historical Exchange Ratio Analysis, a method of valuing an entity by analyzing the relative historic exchange ratio of the two parties to the Merger Premiums Paid Analysis, a method of valuing a target entity by analyzing the premiums paid in selected precedent M&A transactions Jefferies did not attribute any particular weight to any analysis, methodology or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of Jefferies’ analyses 22

Summary Valuation Range

Port Arthur Exchange Ratio Implied by Offer: 2.4976x[1]

Round Rock Exchange Ratio Offered: 2.4849x

Methodology	Implied Exchange Ratio (Low)	Implied Exchange Ratio (High)	Relevant Metrics
Selected Public Entities Analysis			
Current Yield	2.035x	2.559x	Based on Current Annualized Yield Port Arthur: 6.00% - 6.75% Irving: 4.25% - 4.75%
2014E Yield	2.043x	2.569x	Based on 2014E Yield Port Arthur: 6.00% - 6.75% Irving: 4.25% - 4.75%
2015E Yield	1.923x	2.534x	Based on 2015E Yield Port Arthur: 6.25% - 7.00% Irving: 4.25% - 5.00%
DCF Analysis			
DCF Analysis -- Reflecting Port Arthur's GP Sharing	1.887x	2.421x	Port Arthur Discount Rate: 10.50% - 11.50% (Port Arthur's GP Sharing) 8.50% - 9.50% (Comps' GP Sharing) Port Arthur Terminal Distributed Yield: 6.00% - 6.75%
DCF Analysis -- Reflecting Comps' GP Sharing	2.039x	2.621x	Irving Discount Rate: 7.80% - 8.80% Irving Terminal Distributed Yield: 4.50% - 5.00%
Premiums Paid Analysis			**Based on 25% / 75% Quartiles:**
Third-Party Premiums Paid	2.523x	2.837x	Based on Precedent Third-Party Premiums Paid to: 1-day, 7-Days and 30-Days prior unit pricing
Affiliate MLP Mergers (Common Control)	2.463x	2.761x	Based on Precedent Affiliate MLP Mergers to: 1-day, 7-Days and 30-Days prior unit pricing
Affiliate GP Acquisitions (Common Control)	2.473x	2.827x	Based on Precedent Affiliate GP Acquisitions to: 1-day, 7-Days and 30-Days prior unit pricing

Axis: 1.500x 1.750x 2.000x 2.250x 2.500x 2.750x 3.000x 3.250x

Source: Irving Management projections.

(1) Port Arthur consideration consists of 2.1931 Irving shares for each Port Arthur common unit acquired plus $10.77 in cash per common unit acquired, which collectively comprises the merger consideration; the unitholder also has the option for all-cash or all-stock equivalent consideration (subject, in both cases, to proration); Round Rock consideration consists of 2.4849 Irving shares for each Round Rock share acquired.

Jefferies LLC / August 2014

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Jefferies

Implied Exchange Ratio Analysis Historical Trading Relationship Historical Market Implied Exchange Ratio Analysis 02/21/12 High 2.821x 04/05/12 Low 2.071x 3-Year Avg. = 2.371 Current Port Arthur Offer = 2.4976x(1) Current Round Rock Offer = 2.4849x Represents implied all-in exchange ratio; Port Arthur offer consists of 2.1931 Irving shares plus $10.77 in cash for each Port Arthur common unit, which collectively comprises the merger consideration. 24 Average Current as Average Unit / Share Price Exchange Premium / Port Arthur Irving Ratio (Discount) Current 79.98 $ 35.37 $ 2.261x 10% Premium 87.98 35.37 2.487x 20% Premium 95.98 35.37 2.713x 30% Premium 103.97 35.37 2.940x 30-Day 82.06 36.62 2.241x 0.9% 60-Day 81.33 36.11 2.253x 0.4% 90-Day 79.74 35.33 2.258x 0.2% LTM 79.29 34.72 2.285x (1.1%) 2-Year 82.08 35.77 2.297x (1.6%) 3-Year 81.08 34.39 2.371x (4.6%)

2014E Yield 2015E Yield Current Yield Comparable Entities Analysis Implied Exchange Ratios Versus Offer: PA: 2.4976x(1) RR: 2.4849x Represents implied all-in exchange ratio; Port Arthur offer consists of 2.1931 Irving shares plus $10.77 in cash for each Port Arthur common unit, which collectively comprises the merger consideration. Versus Offer: PA: 2.4976x(1) RR: 2.4849x Versus Offer: PA: 2.4976x(1) RR: 2.4849x 25 2015E Yield Implied Port Arthur Implied Irving LP Distributed Cash Flow per Unit $5.83 $1.84 Yield 7.00% 6.25% 5.00% 4.25% Implied LP Unit Price $83.29 $93.28 $36.81 $43.31 Low High Exchange Ratio 1.923x 2.534x 2014E Yield 2015E Yield Implied Port Arthur Implied Irving Implied Port Arthur LP Distributed Cash Flow per Unit $5.58 $1.72 Yield 6.75% 6.00% 4.75% 4.25% Implied LP Unit Price $82.67 $93.00 $36.20 $40.45 Low High Low Exchange Ratio 2.043x 2.569x Current Yield 2014E Yield Implied Port Arthur Implied Irving Implied Port Arthur LP Distributed Cash Flow per Unit $5.56 $1.72 Yield 6.75% 6.00% 4.75% 4.25% Implied LP Unit Price $82.37 $92.67 $36.21 $40.47 Low High Low Exchange Ratio 2.035x 2.559x

Port Arthur Trading Metrics of Comparable Entities Source: Public filings, Capital IQ, Wall Street Research and Irving Management projections. Includes fully diluted common units, other classes of LP units and implied GP value (GP distributions capitalized at the current LP yield). Defined as Total Equity Market Value + net debt + non-controlling interest + preferred. Current declared quarterly distribution per unit annualized and divided by current closing unit price. 2014E distribution per unit divided by current closing unit price. 2015E distribution per unit divided by current closing unit price. Current Yield 2014E Yield 2015E Yield ($Millions, except per unit values) 26 Unit Price Total Equity Distributed Cash Flow '14E - '17E % of Current Current Price on vs. LTM Market Enterprise Current Current 2014E 2015E EV / EBITDA Distribution Distributions Marginal Partnership 8/7/14 High Low Value (1) Value (2) LP Dist. LP Yield (3) LP Yield (4) LP Yield (5) 2014E 2015E Growth Rate to GP Split to GP Selected Large Cap Diversified Enterprise Products Partners L.P. (EPD) $74.05 92.9% 128.4% $69,858 $88,213 $2.88 3.9% 3.9% 4.2% 17.3x 16.4x 6.6% 0.0% 0.0% Energy Transfer Partners, L.P. (ETP) 56.36 95.1% 112.7% 27,006 49,895 3.82 6.8% 6.8% 7.1% 14.4x 15.0x 3.4% 36.7% 48.7% Williams Partners, L.P. (WPZ) 49.27 86.0% 103.5% 32,542 45,022 3.67 7.4% 7.5% 7.9% 13.8x 11.8x 3.4% 32.2% 50.0% Plains All American Pipeline LP (PAA) 56.53 93.3% 119.6% 31,584 39,790 2.58 4.6% 4.6% 5.0% 17.7x 15.8x 8.4% 34.1% 50.0% ONEOK Partners LP (OKS) 55.69 94.2% 115.7% 20,002 25,777 3.04 5.5% 5.5% 5.9% 16.5x 14.4x 7.7% 31.2% 50.0% Enbridge Energy Partners, L.P. (EEP) 33.00 88.8% 126.9% 13,065 22,702 2.17 6.6% 6.7% 7.1% 14.9x 12.9x 5.4% 14.2% 50.0% Port Arthur 5.56 7.0% 7.0% 7.3% 14.59336 13.2185 0.032392222 0.459674415 50.0% Average $3.03 5.8% 5.8% 6.2% 15.8x 14.4x 5.8% 24.7% 41.5% Median 2.96 6.0% 6.1% 6.5% 15.7x 14.7x 6.0% 31.7% 50.0% Port Arthur $79.98 94.7% 110.7% $64,310 $86,729 $5.56 7.0% 7.0% 7.3% 14.6x 13.2x 3.2% 46.0% 50.0% Port Arthur at Current Offer $88.34 104.5% 122.3% $68,635 $91,054 $5.56 6.3% 6.3% 6.6% 15.3x 13.9x 3.2% 46.0% 50.0%

Irving Trading Metrics of Comparable Entities Source: Public filings, Capital IQ, Wall Street Research and Irving Management projections. Calculated as shares outstanding multiplied by current price. Calculated as GP equity value plus net debt at GP level. Calculated as value of LP units held divided by enterprise value. Current Yield 2014E Yield 2015E Yield ($Millions, except per share values) Current Yield Growth Rate 2014E Yield Growth Rate 2015E Yield Growth Rate 27 Non-GP GP Considerations Distributed '14E - '17E Current Price on GP Equity Enterprise Value as % Current Highest Current Cash Flow Yield Distribution Yield Spread Company 8/7/14 Value (1) Value (2) of EV (3) IDR Tier IDR Tier CF to GP Current 2014E 2015E Growth Rate to MLP Selected GP Comparables Williams Companies, Inc. (WMB) $54.37 $40,631 $45,606 45.5% 50.0% 50.0% 32.2% 3.1% 3.2% 3.9% 15.7% -431 bps Spectra Energy Corp. (SE) 39.76 26,675 34,938 35.9% 50.0% 50.0% 20.5% 3.4% 3.4% 3.7% 7.0% -87 bps Energy Transfer Equity, L.P. (ETE) 55.77 30,047 34,120 27.4% 48.7% 48.7% 36.7% 2.7% 2.8% 3.6% 22.3% -405 bps Western Gas Equity Partners, LP (WGP) 54.93 12,024 12,013 29.4% 50.0% 50.0% 25.4% 2.0% 2.1% 2.7% 20.4% -165 bps EnLink Midstream, LLC (ENLC) 37.69 6,181 6,284 7.4% 25.0% 50.0% 8.2% 1.9% 2.1% 2.6% 21.6% -323 bps Targa Resources Corp. (TRGP) 129.94 5,478 5,556 15.2% 50.0% 50.0% 28.1% 2.1% 2.2% 2.7% 20.1% -266 bps Plains GP Holdings, L.P. (PAGP) 28.80 3,912 4,430 0.0% 50.0% 50.0% 34.1% 2.5% 2.5% 3.0% 16.9% -202 bps NuStar GP Holdings, LLC (NSH) 40.90 1,747 1,771 36.0% 25.0% 25.0% 13.0% 5.3% 5.3% 5.4% 2.5% -172 bps Irving 50.0% 50.0% 46.0% 4.9% 4.9% 5.2% 8.2% Average 43.6% 46.7% 24.8% 2.9% 3.0% 3.4% 15.8% -256 bps Median 50.0% 50.0% 26.7% 2.6% 2.6% 3.3% 18.5% -234 bps Irving $35.37 $36,608 $46,597 13.5% 50.0% 50.0% 46.0% 4.9% 4.9% 5.2% 8.2% -209 bps

Port Arthur DCF – Unit Price Sensitivity Irving DCF – Share Price Sensitivity Implied Discounted Cash Flow Analysis Exchange Ratio Versus Offer: PA: 2.4976x(1) RR: 2.4849x Reflecting Port Arthur’s GP Sharing Represents implied all-in exchange ratio; Port Arthur offer consists of 2.1931 Irving shares plus $10.77 in cash for each Port Arthur common unit, which collectively comprises the merger consideration. Terminal Value Discount Rate Yield 10.50% 10.75% 11.00% 11.25% 11.50% 6.000% $95.59 $94.66 $93.74 $92.84 $91.95 6.188% 93.45 92.55 91.66 90.77 89.90 6.375% 91.44 90.56 89.69 88.83 87.98 6.563% 89.55 88.69 87.84 87.00 86.17 6.750% 87.76 86.92 86.09 85.27 84.46 Terminal Value Discount Rate Yield 7.80% 8.05% 8.30% 8.55% 8.80% 4.500% $44.75 $44.28 $43.82 $43.37 $42.92 4.625% 43.77 43.32 42.87 42.43 41.99 4.750% 42.85 42.40 41.97 41.54 41.11 4.875% 41.97 41.54 41.11 40.69 40.27 5.000% 41.14 40.72 40.30 39.89 39.48 28 Discounted Cash Flow Analysis Implied Port Arthur Implied Irving Implied LP Unit / Share Price 84.46 $ 95.59 $ 39.48 $ 44.75 $ Low High Exchange Ratio 1.887x 2.421x

DCF Projection Summary Port Arthur Discounted Cash Flow Analysis Source: Irving Management projections. Note: Current Port Arthur unit price of $79.98 as of 08/07/14; assumes 01/01/15 effective date. Reflecting Port Arthur’s GP Sharing 29 Port Arthur Projections 2015E 2016E 2017E 2018E 2019E Cash Flows Distributed Cash Flow / Unit 5.83 $ 6.18 $ 6.46 $ 6.96 $ 6.97 $ Distributable Cash Flow / Unit 5.73 6.15 6.43 6.95 6.96 Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 Terminal Values Low 103.23 $ High 116.13 $ Valuation Analysis Low High Discount Rate 11.50% 10.50% Terminal Value Yield 6.75% 6.00% Present Value of Distributable Cash Flow 24.56 $ 25.10 $ Present Value of Terminal Value 59.90 70.49 Implied Unit Reference Range 84.46 $ 95.59 $ Terminal Value as % of Total Value 70.9% 73.7% Implied Premium / (Discount) to Current Unit Price 5.6% 19.5%

DCF Projection Summary Irving Discounted Cash Flow Analysis Source: Irving Management projections Note: Current Irving share price of $35.37 as of 08/07/14; Assumes 01/01/15 effective date. Reflecting Port Arthur’s GP Sharing 30 Irving Projections 2015E 2016E 2017E 2018E 2019E Cash Flows Distributed Cash Flow / Share 1.84 $ 2.00 $ 2.07 $ 2.22 $ 2.36 $ Distributable Cash Flow / Share 1.84 2.00 2.07 2.22 2.36 Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 Terminal Values Low 47.28 $ High 52.54 $ Valuation Analysis Low High Discount Rate 8.80% 7.80% Terminal Value Yield 5.00% 4.50% Present Value of Distributable Cash Flow 8.47 $ 8.66 $ Present Value of Terminal Value 31.01 36.09 Implied Share Reference Range 39.48 $ 44.75 $ Terminal Value as % of Total Value 78.6% 80.6% Implied Premium / (Discount) to Current Share Price 11.6% 26.5%

Port Arthur DCF – Unit Price Sensitivity Irving DCF – Share Price Sensitivity Implied Discounted Cash Flow Analysis Exchange Ratio Versus Offer: PA: 2.4976x(1) RR: 2.4849x Reflecting Comps’ GP Sharing Represents implied all-in exchange ratio; Port Arthur offer consists of 2.1931 Irving shares plus $10.77 in cash for each Port Arthur common unit, which collectively comprises the merger consideration. Terminal Value Discount Rate Yield 8.50% 8.75% 9.00% 9.25% 9.50% 6.000% $103.46 $102.43 $101.42 $100.41 $99.42 6.188% 101.12 100.12 99.13 98.15 97.19 6.375% 98.92 97.94 96.98 96.02 95.08 6.563% 96.84 95.89 94.95 94.02 93.10 6.750% 94.88 93.95 93.03 92.12 91.23 Terminal Value Discount Rate Yield 7.80% 8.05% 8.30% 8.55% 8.80% 4.500% $44.75 $44.28 $43.82 $43.37 $42.92 4.625% 43.77 43.32 42.87 42.43 41.99 4.750% 42.85 42.40 41.97 41.54 41.11 4.875% 41.97 41.54 41.11 40.69 40.27 5.000% 41.14 40.72 40.30 39.89 39.48 31 Discounted Cash Flow Analysis Implied Port Arthur Implied Irving Implied LP Unit / Share Price 91.23 $ 103.46 $ 39.48 $ 44.75 $ Low High Exchange Ratio 2.039x 2.621x

DCF Projection Summary Port Arthur Discounted Cash Flow Analysis Source: Irving Management projections. Note: Current Port Arthur unit price of $79.98 as of 08/07/14; assumes 01/01/15 effective date. Reflecting Comps’ GP Sharing 32 Port Arthur Projections 2015E 2016E 2017E 2018E 2019E Cash Flows Distributed Cash Flow / Unit 5.83 $ 6.18 $ 6.46 $ 6.96 $ 6.97 $ Distributable Cash Flow / Unit 5.73 6.15 6.43 6.95 6.96 Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 Terminal Values Low 103.23 $ High 116.13 $ Valuation Analysis Low High Discount Rate 9.50% 8.50% Terminal Value Yield 6.75% 6.00% Present Value of Distributable Cash Flow 25.65 $ 26.23 $ Present Value of Terminal Value 65.57 77.23 Implied Unit Reference Range 91.23 $ 103.46 $ Terminal Value as % of Total Value 71.9% 74.6% Implied Premium / (Discount) to Current Unit Price 14.1% 29.4%

DCF Projection Summary Irving Discounted Cash Flow Analysis Source: Irving Management projections Note: Current Irving share price of $35.37 as of 08/07/14; Assumes 01/01/15 effective date. Reflecting Comps’ GP Sharing 33 Irving Projections 2015E 2016E 2017E 2018E 2019E Cash Flows Distributed Cash Flow / Share 1.84 $ 2.00 $ 2.07 $ 2.22 $ 2.36 $ Distributable Cash Flow / Share 1.84 2.00 2.07 2.22 2.36 Discount Period (Mid-Period Convention) 0.500 1.500 2.500 3.500 4.500 Terminal Values Low 47.28 $ High 52.54 $ Valuation Analysis Low High Discount Rate 8.80% 7.80% Terminal Value Yield 5.00% 4.50% Present Value of Distributable Cash Flow 8.47 $ 8.66 $ Present Value of Terminal Value 31.01 36.09 Implied Share Reference Range 39.48 $ 44.75 $ Terminal Value as % of Total Value 78.6% 80.6% Implied Premium / (Discount) to Current Share Price 11.6% 26.5%

Third-Party Premiums Paid Analysis Selected Midstream Transactions Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 34 Price % Premium 1 Day 7 Days 30 Days 1 Day 7 Days 30 Days Date Buyer Seller Offer Prior Spot Prior Average Prior Average Prior Spot Prior Average Prior Average Premiums 10/10/13 Regency Energy Partners PVR Partners 28.68 $ 22.81 $ 22.91 $ 23.18 $ 25.7% 25.2% 23.7% 05/06/13 Inergy Midstream Crestwood Midstream Partners 27.30 23.85 23.77 24.43 14.5% 14.9% 11.7% 01/29/13 Kinder Morgan Energy Partners Copano Energy 40.91 33.13 33.39 33.14 23.5% 22.5% 23.4% 06/12/06 Plains All American Pipeline Pacific Energy Partners 35.50 32.09 32.03 31.15 10.6% 10.8% 14.0% 11/01/04 Valero Kaneb Pipeline Partners 61.58 50.76 51.74 51.83 21.3% 19.0% 18.8% 12/15/03 Enterprise Products Partners GulfTerra Energy Partners 41.27 40.39 40.06 40.23 2.2% 3.0% 2.6% Max 25.7% 25.2% 23.7% 75% Quartile 22.9% 21.7% 22.3% Mean 16.3% 15.9% 15.7% Median 17.9% 16.9% 16.4% 25% Quartile 11.6% 11.8% 12.3% Min 2.2% 3.0% 2.6%

Third-Party Premiums Paid Analysis (Cont’d) Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 35 Premiums Paid Analysis Implied Port Arthur Irving Current Implied Unit Price $89.24 $100.35 $35.37 $35.37 Low High Exchange Ratio 2.523x 2.837x % Premium 1 Day 7 Days 30 Days Port Arthur Implied Price per Unit Valuation Prior Spot Prior Average Prior Average Unit Price Before Offer 79.98 $ 80.33 $ $82.06 High 25.7% 25.2% 23.7% 75% Quartile 22.9% 21.7% 22.3% Mean 16.3% 15.9% 15.7% Median 17.9% 16.9% 16.4% 25% Quartile 11.6% 11.8% 12.3% Low 2.2% 3.0% 2.6% Implied Value per Unit High 100.56 $ 100.56 $ 101.54 $ 75% Quartile 98.33 97.73 100.35 Mean 93.02 93.10 94.95 Median 94.29 93.94 95.50 25% Quartile 89.24 89.83 92.14 Low 81.72 82.74 84.18 Offer Price 88.34 $

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis Selected Midstream Transactions Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 36 Price % Premium 1 Day 7 Days 30 Days 1 Day 7 Days 30 Days Date Buyer Seller Offer Prior Spot Prior Average Prior Average Prior Spot Prior Average Prior Average Premiums 08/27/13 Plains All American Pipeline PAA Natural Gas Storage 22.89 $ 21.09 $ 21.06 $ 21.00 $ 8.5% 8.7% 9.0% 02/23/11 Enterprise Products Partners Duncan Energy Partners 42.00 32.73 32.52 32.56 28.3% 29.1% 29.0% 06/29/09 Enterprise Products Partners TEPPCO Partners 31.36 28.69 28.12 29.04 9.3% 11.5% 8.0% Max 28.3% 29.1% 29.0% 75% Quartile 18.8% 20.3% 19.0% Mean 15.4% 16.5% 15.3% Median 9.3% 11.5% 9.0% 25% Quartile 8.9% 10.1% 8.5% Min 8.5% 8.7% 8.0%

Affiliate MLP Mergers (Common Control) Premiums Paid Analysis (Cont’d) Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 37 Premiums Paid Analysis Implied Port Arthur Irving Current Implied Unit Price $87.12 $97.65 $35.37 $35.37 Low High Exchange Ratio 2.463x 2.761x % Premium 1 Day 7 Days 30 Days Port Arthur Implied Price per Unit Valuation Prior Spot Prior Average Prior Average Unit Price Before Offer 79.98 $ 80.33 $ 82.06 $ High 28.3% 29.1% 29.0% 75% Quartile 18.8% 20.3% 19.0% Mean 15.4% 16.5% 15.3% Median 9.3% 11.5% 9.0% 25% Quartile 8.9% 10.1% 8.5% Low 8.5% 8.7% 8.0% Implied Value per Unit High 102.63 $ 103.73 $ 105.83 $ 75% Quartile 95.02 96.66 97.65 Mean 92.29 93.55 94.64 Median 87.42 89.60 89.46 25% Quartile 87.12 88.46 89.04 Low 86.81 87.31 88.62 Offer Price 88.34 $

Affiliate GP Acquisitions (Common Control) Premiums Paid Analysis Selected Midstream Transactions Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 38 Price % Premium 1 Day 7 Days 30 Days 1 Day 7 Days 30 Days Date Buyer Seller Offer Prior Spot Prior Average Prior Average Prior Spot Prior Average Prior Average Premiums 09/21/10 Penn Virginia Resource Partners Penn Virginia GP Holdings 24.48 $ 22.38 $ 22.22 $ 20.66 $ 9.4% 10.2% 18.5% 09/03/10 Enterprise Products Partners Enterprise GP Holdings 57.68 49.90 48.90 49.02 15.6% 17.9% 17.6% 08/09/10 Inergy Inergy Holdings 33.39 31.85 31.71 29.70 4.9% 5.3% 12.4% 06/11/10 Buckeye Partners Buckeye GP Holdings 41.01 31.18 30.16 30.82 31.5% 36.0% 33.1% 03/03/09 Magellan Midstream Partners Magellan Midstream Holdings 18.75 15.00 15.37 15.70 25.0% 22.0% 19.4% Max 31.5% 36.0% 33.1% 75% Quartile 25.0% 22.0% 19.4% Mean 17.3% 18.3% 20.2% Median 15.6% 17.9% 18.5% 25% Quartile 9.4% 10.2% 17.6% Min 4.9% 5.3% 12.4%

Affiliate GP Acquisitions (Common Control) Premiums Paid Analysis (Cont’d) Source: Bloomberg Financial, public filings and press releases. Versus Implied Premiums: Port Arthur: 10.5% Round Rock: 15.7% 39 Premiums Paid Analysis Implied Port Arthur Irving Current Implied Unit Price $87.49 $99.99 $35.37 $35.37 Low High Exchange Ratio 2.473x 2.827x % Premium 1 Day 7 Days 30 Days Port Arthur Implied Price per Unit Valuation Prior Spot Prior Average Prior Average Unit Price Before Offer 79.98 $ 80.33 $ 82.06 $ High 31.5% 36.0% 33.1% 75% Quartile 25.0% 22.0% 19.4% Mean 17.3% 18.3% 20.2% Median 15.6% 17.9% 18.5% 25% Quartile 9.4% 10.2% 17.6% Low 4.9% 5.3% 12.4% Implied Value per Unit High 105.19 $ 109.23 $ 109.19 $ 75% Quartile 99.99 97.99 98.01 Mean 93.80 95.02 98.65 Median 92.44 94.75 97.22 25% Quartile 87.49 88.52 96.54 Low 83.86 84.59 92.27 Offer Price 88.34 $

Appendix 40

Port Arthur Weighted Average Cost of Capital Calculation

Adjusted for Irving's GP Take

($Millions, except per unit values)

Unlevered Beta

Partnership	Closing Unit Price 08/07/14	Equity Value[1]	Total Debt	Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[2]	Unlevered Beta[3]
Enterprise Products Partners L.P. (EPD)	$ 74.05	$ 69,858	$ 18,383	$ 88,241	26%	21%	0.86	0.68
Williams Partners, L.P. (WPZ)	49.27	21,611	11,797	33,408	55%	35%	0.76	0.49
Plains All American Pipeline LP (PAA)	56.53	20,803	8,177	28,980	39%	28%	0.70	0.50
Energy Transfer Partners, L.P. (ETP)	56.36	18,342	17,566	35,908	96%	49%	0.74	0.38
ONEOK Partners LP (OKS)	55.69	9,796	6,049	15,846	62%	38%	0.76	0.47
Enbridge Energy Partners, L.P. (EEP)	33.00	8,389	6,195	14,584	74%	42%	0.75	0.43
				Mean	59%	36%	0.76	0.49
Port Arthur	$ 79.98	$ 36,404	$ 22,214	$ 58,618	61%	38%	0.76	0.47

Weighted Cost of Capital Calculation

Using Selected Entities Group Unlevered Beta and Average Capital Structure

Cost of Equity Calculation	
Unlevered Beta[3]	0.49
Relevered Beta[4] (β)	0.78
Risk-Free Rate[5] (Rf)	3.2%
Market Risk Premium[6] (Rm)	6.7%
Equity Size Premium[7] (Re)	(0.4%)
Cost of Common Equity = Rf + β*(Rm)+Re	8.1%
Implied Current GP Take	46.0%
Adjusted Cost of Common Equity[8]	14.9%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt[9]	37.9%	4.5%	4.5%	1.7%
Equity	62.1%	8.1%	8.1%	5.0%
			WACC	6.7%
Debt[9]	37.9%	4.5%	4.5%	1.7%
Adjusted Equity[8]	62.1%	14.9%	14.9%	9.3%
			Adjusted WACC	11.0%

Source: Public filings, Bloomberg and Capital IQ.
(1) Represents LP equity value.
(2) 2-year historical, weekly adjusted beta per Bloomberg as of 08/07/14.
(3) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate.
(4) Relevered based on selected companies average capital structure.
(5) 30-year U.S. government bond yield as of 08/07/14 per Bloomberg.
(6) Long-horizon equity risk premium per Ibbotson Associates.
(7) 1st decile size premium per Ibbotson Associates.
(8) Based on 8.1% Cost of Common Equity, adjusted by 46.0% current Implied GP Take (8.1% / (1 – 46.0%)).
(9) Pre-tax cost of debt based on assumed Port Arthur cost of debt as of 08/07/14.

Jefferies LLC / August 2014

41

Jefferies

Port Arthur Weighted Average Cost of Capital Calculation (Cont'd)

Based on Comparable Entities' GP Take

($Millions, except per unit values)

Unlevered Beta

Partnership	Closing Unit Price 08/07/14	Equity Value[1]	Total Debt	Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[2]	Unlevered Beta[3]
Enterprise Products Partners L.P. (EPD)	$ 74.05	$ 69,858	$ 18,383	$ 88,241	26%	21%	0.86	0.68
Williams Partners, L.P. (WPZ)	49.27	21,611	11,797	33,408	55%	35%	0.76	0.49
Plains All American Pipeline LP (PAA)	56.53	20,803	8,177	28,980	39%	28%	0.70	0.50
Energy Transfer Partners, L.P. (ETP)	56.36	18,342	17,566	35,908	96%	49%	0.74	0.38
ONEOK Partners LP (OKS)	55.69	9,796	6,049	15,846	62%	38%	0.76	0.47
Enbridge Energy Partners, L.P. (EEP)	33.00	8,389	6,195	14,584	74%	42%	0.75	0.43
				Mean	59%	36%	0.76	0.49
Port Arthur	$ 79.98	$ 36,404	$ 22,214	$ 58,618	61%	38%	0.76	0.47

Weighted Cost of Capital Calculation

Using Selected Entities Group Unlevered Beta and Average Capital Structure

Cost of Equity Calculation	
Unlevered Beta[3]	0.49
Relevered Beta[4] (β)	0.78
Risk-Free Rate[5] (Rf)	3.2%
Market Risk Premium[6] (Rm)	6.7%
Equity Size Premium[7] (Re)	(0.4%)
Cost of Common Equity = Rf + β*(Rm)+Re	8.1%
Implied Current GP Take	31.7%
Adjusted Cost of Common Equity[8]	11.8%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt[9]	37.9%	4.5%	4.5%	1.7%
Equity	62.1%	8.1%	8.1%	5.0%
			WACC	6.7%
Debt[9]	37.9%	4.5%	4.5%	1.7%
Adjusted Equity[8]	62.1%	11.8%	11.8%	7.3%
			Adjusted WACC	9.0%

Source: Public filings, Bloomberg and Capital IQ.

(1) Represents LP equity value.
(2) 2-year historical, weekly adjusted beta per Bloomberg as of 08/07/14.
(3) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects 0.0% tax rate.
(4) Relevered based on selected companies average capital structure.
(5) 30-year U.S. government bond yield as of 08/07/14 per Bloomberg.
(6) Long-horizon equity risk premium per Ibbotson Associates.
(7) 1st decile size premium per Ibbotson Associates.
(8) Based on 8.1% Cost of Common Equity, adjusted by 31.7% median of comparable companies GP take (8.1% / (1 – 31.7%)).
(9) Pre-tax cost of debt based on assumed Port Arthur cost of debt as of 08/07/14.

Jefferies LLC / August 2014

42

Jefferies

Irving Weighted Average Cost of Capital Calculation

($Millions, except per share values)

Unlevered Beta

Entity	Closing Share Price 08/07/14	Equity Value[1]	Total Debt	Total Cap.	D / E Ratio	Total Debt / Total Cap.	Levered Beta[2]	Unlevered Beta[3]
Williams Companies, Inc. (WMB)	$ 54.37	$ 40,631	$ 5,119	$ 45,750	13%	11%	1.16	1.07
Energy Transfer Equity, L.P. (ETE)	55.77	30,047	4,137	34,184	14%	12%	0.99	0.91
Spectra Energy Corp. (SE)	39.76	26,675	8,440	35,115	32%	24%	0.81	0.67
Western Gas Equity Partners, LP (WGP)	54.93	12,024	-	12,024	0%	0%	0.81	0.81
EnLink Midstream, LLC (ENLC)	37.69	6,181	119	6,300	2%	2%	1.25	1.23
Targa Resources Corp. (TRGP)	129.94	5,478	87	5,565	2%	2%	1.00	0.99
Plains GP Holdings, L.P. (PAGP)	28.80	3,912	520	4,432	13%	12%	1.02	0.94
NuStar GP Holdings, LLC (NSH)	40.90	1,747	26	1,773	1%	1%	0.87	0.86
				Mean	10%	8%	0.99	0.93
Irving	$ 35.37	$ 36,608	$ 10,039	$ 46,647	27%	22%	0.97	0.82

Weighted Cost of Capital Calculation

Using Selected Entities Group Unlevered Beta and Average Capital Structure

Cost of Equity Calculation	
Unlevered Beta[3]	0.93
Relevered Beta[4] (β)	1.02
Risk-Free Rate[5] (Rf)	3.2%
Market Risk Premium[6] (Rm)	6.7%
Equity Size Premium[7] (Re)	(0.4%)
Cost of Common Equity = Rf + β*(Rm)+Re	9.7%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt[8]	21.5%	4.5%	2.9%	0.6%
Equity	78.5%	9.7%	9.7%	7.6%
			WACC	8.3%

Source: Public filings, Bloomberg and Capital IQ.
(1) Represents common equity value.
(2) 2-year historical, weekly adjusted beta per Bloomberg as of 08/07/14.
(3) Unlevered Beta = Levered Beta / (1+D/E*(1-t)); reflects assumed 35.0% tax rate for all entities.
(4) Relevered based on selected companies average capital structure.
(5) 30-year U.S. government bond yield as of 08/07/14 per Bloomberg.
(6) Long-horizon equity risk premium per Ibbotson Associates.
(7) 1st decile size premium per Ibbotson Associates.
(8) Pre-tax cost of debt based on assumed Irving cost of debt as of 08/07/14.

Jefferies LLC / August 2014

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